UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a - 101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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MACKINAC FINANCIAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
INDEBTEDNESS OF AND TRANSACTIONS WITH MANAGEMENT
BENEFICIAL OWNERSHIP OF COMMON STOCK
SHAREHOLDER RETURN PERFORMANCE GRAPH
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
SHAREHOLDER PROPOSALS
OTHER MATTERS

130 South Cedar Street
Manistique, Michigan 49854
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 28, 2008
NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Mackinac Financial Corporation (the “Corporation”), a Michigan corporation, will be held on Wednesday, May 28, 2008, at 11:00 a.m. EDT, at The Community House, 380 S. Bates Street, Birmingham, Michigan 48009, for the following purposes:
1.	To elect four (4) Directors, each to hold office for a three-year term.

2.	To transact such other business as may properly come before the annual meeting, all in accordance with the accompanying proxy statement.
The Board of Directors has fixed April 22, 2008, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment of the meeting.
By order of the Board of Directors
/s/ Paul D. Tobias
Paul D. Tobias
Chairman and Chief Executive Officer
Your vote is important. Even if you plan to attend the meeting, please date and sign the enclosed proxy form, indicate your choice with respect to the matters to be voted upon, and return it promptly in the enclosed envelope. Note that if the stock is held in more than one name, all parties must sign the proxy form.
Dated: May 2, 2008

130 South Cedar Street
Manistique, Michigan 49854
May 2, 2008
PROXY STATEMENT
This proxy statement and the enclosed proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Mackinac Financial Corporation (the “Corporation”), a Michigan corporation, to be voted at the Annual Meeting of Shareholders of the Corporation to be held on Wednesday, May 28, 2008, at 11:00 a.m. EDT, at The Community House, 380 S. Bates Street, Birmingham, Michigan 48009, for the purposes set forth in the accompanying notice and in this proxy statement.
This proxy statement is being mailed on or about May 2, 2008, to all holders of record of common stock of the Corporation as of the record date. The Board of Directors of the Corporation has fixed the close of business on April 22, 2008, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournment of the meeting. As of the record date, there were 3,419,736 shares of common stock outstanding. Each outstanding share will entitle the holder to one vote on each matter presented for vote at the meeting.
If a proxy in the enclosed form is properly executed and returned to the Corporation, the shares represented by the proxy will be voted at the meeting and any adjournment of the meeting. If a shareholder specifies a choice, the proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted for the election of all of the nominees named in the proxy statement and in accordance with the judgment of the persons named as proxies with respect to any other matter which may come before the meeting. A proxy may be revoked before exercise by notifying the Chief Executive Officer of the Corporation in writing or in open meeting, by submitting a proxy of a later date or attending the meeting and voting in person. All shareholders are encouraged to date and sign the enclosed proxy, indicate your choice with respect to the matters to be voted upon, and return it to the Corporation.
Votes cast at the meeting and submitted by proxy are counted by the inspectors of the meeting, who are appointed by the Corporation. A plurality of the votes cast at the meeting is required to elect the nominees as Directors of the Corporation. The four nominees who receive the largest number of affirmative votes cast at the meeting will be elected as Directors. Shares not voted at the meeting, whether by broker nonvote, or otherwise, will not be treated as votes cast at the meeting and will have no effect on the outcome of the voting. An abstention will have no effect on the voting for Directors.
ELECTION OF DIRECTORS
The Bylaws of the Corporation provide for a Board of Directors consisting of a minimum of five (5) and a maximum of sixteen (16) members. The Board of Directors has fixed the number of Directors at ten (10). The Articles of Incorporation of the Corporation and the Bylaws also provide for the division of the Board of Directors into three (3) classes of nearly equal size with staggered three-year terms of office. Four persons have been nominated for election to the Board, each to serve a three-year term expiring at the 2011 Annual Meeting of Shareholders.
Unless otherwise directed by a shareholder’s proxy, the persons named as proxy holders in the accompanying proxy will vote for Messrs. Bittner, Garea, George and Patterson, the nominees named below. Messrs. Bittner, Garea, George and Patterson are currently Directors of the Corporation, and its subsidiary, mBank (the “Bank”), and members of the class of Directors of the Corporation whose terms expire at the 2008 Annual Meeting. In the event that any of the nominees become unavailable, which is not anticipated, the Board of Directors at its discretion, may reduce the number of Directors or designate substitute nominees, in which event the enclosed proxy will be voted for such substitute nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named.

The Board of Directors recommends a vote FOR the election of Messrs. Bittner, Garea, George, and Patterson, the four persons nominated by the Board.
Information About Directors and Nominees
Director Information
The following information has been furnished to the Corporation by the respective Directors. Each of them has been engaged in the occupations stated below during the periods indicated, or if no period is indicated, for more than five years.
     Nominees Standing for Election as Directors

			Director of
			Corporation
For Terms Expiring in 2011	Age	Principal Occupation	Since
Dennis B. Bittner	59	Owner and President, Bittner Engineering, Inc. (A professional services company providing planning, development and consultation related services on civil, environmental and architectural engineering projects.)	2001

Joseph D. Garea	53	Investment Advisor, Managing Partner Hancock Securities. (Provides investment portfolio management services to banks, thrift institutions, insurance companies, nonprofit organizations and other institutional clients.)	2007

Kelly W. George (see below for prior occupations)	40	President and Chief Executive Officer of mBank and President of Mackinac Financial Corporation	2006

L. Brooks Patterson	69	County Executive, Oakland County, Michigan	2006
     Continuing Directors

			Director of
			Corporation
Directors Whose Terms Expire in 2009	Age	Principal Occupation	Since
Walter J. Aspatore, (currently designated as “Lead Director”)	65	Investment Banking, Chairman Amherst Partners (Assists public and private companies in the purchase or sale of businesses. Also provides other advice and consulting services related to business valuations, operational/profitability improvement, and financing alternatives.)	2004

Robert H. Orley	52	Real Estate Developer, Vice President and Secretary of Real Estate Investment Group, Inc. (Real estate investment, development and management.)	2004

Randolph C. Paschke	58	From August 2002 to present- Chair, Department of Accounting in the School of Business Administration at Wayne State University.	2004

			Director of
			Corporation
Directors Whose Terms Expire in 2010	Age	Principal Occupation	Since
Robert E. Mahaney	49	Sole Proprietor, Veridea Group, LLC. (A commercial and residential real estate development company.)	2008

Eliot R. Stark (See below for prior occupations)	55	Vice Chairman of the Corporation from November 2006 to present, Executive Vice President and Chief Financial Officer of the Corporation and the Bank from December 2004 to October 2006.	2004

Paul D. Tobias (See below for prior occupations)	57	Chairman and Chief Executive Officer of the Corporation and Chairman of the Bank from December 2004 to present.	2004
The Corporation’s Board has considered the independence of the nominees for election at the Annual Meeting, and the continuing Directors under the rules of the Nasdaq Stock Market (“Nasdaq”). The Board has determined that all of the nominees and continuing Directors are independent under Nasdaq rules except Mr. Tobias, Chairman and Chief Executive Officer of the Corporation and Chairman of the Bank, Mr. George, President and Chief Executive Officer of the Bank and President of the Corporation, and Mr. Stark, Vice Chairman of the Corporation. Messrs. Tobias, George, and Stark are not independent because of their services as Executive Officers of the Corporation.
Executive Officers
The Executive Officers of the Corporation serve at the pleasure of the Board of Directors. Set forth below are the current Executive Officers of the Corporation and a brief explanation of their principal employment during at least the last five years. Additional information concerning employment agreements of Executive Officers of the Corporation is included elsewhere in the Proxy under the heading “Executive Compensation.”
Paul D. Tobias — Age 57 — Chairman of the Board and Chief Executive Officer. Mr. Tobias was appointed to his present position with the Corporation and as Chairman of the Bank on December 16, 2004. Mr. Tobias was appointed Chief Executive Officer of the Bank in July 2005. From January of 2000 to December 2004, he served as Chairman and Chief Executive Officer of Mackinac Holdings, Inc. and Managing Member of Mackinac Partners, LLC (a financial and operational advisory company serving global and middle market companies), not affiliated with Mackinac Financial Corporation or mBank. Mr. Tobias continues as a shareholder of Mackinac Holdings, Inc. and as a member of Mackinac Partners, LLC, but is not active in either entity and does not receive compensation from either entity.
Kelly W. George — Age 40 — President of the Corporation and President and Chief Executive Officer of the Bank. Prior to his appointment as President of the Corporation in November of 2006, he served as President of the Bank from August 2005 and prior to that as Executive Vice President and Chief Lending Officer from August 2003. Prior to joining the Bank, Mr. George was Senior Vice President/Chief Lending Officer for The Commercial and Savings Bank in Millersburg, Ohio, from 2001 to August of 2003.
Eliot R. Stark — Age 55 — Vice Chairman. Mr. Stark was appointed to his current position with the Corporation in November 2006. Prior to his current position with the Corporation he served as Executive Vice President and Chief Financial Officer of the Corporation and the Bank from December 2004 to October 2006. From January of 2001 to the present, he has served as the Managing Director of Mackinac Partners, LLC (A financial and operational advisory company serving global and middle market companies), not affiliated with Mackinac Financial Corporation or mBank.
Ernie R. Krueger — Age 58 — Executive Vice President and Chief Financial Officer. Prior to his current position he served as Senior Vice President and Controller of the Corporation and the Bank from October 2003 to October 2006.

Board of Directors Meetings and Committees
Audit Committee
The Audit Committee is a separately-designated standing Committee of the Board of Directors established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee has responsibility for:
•	Appointing or replacing the Corporation’s independent auditors;

•	Overseeing the work of the independent auditors (including resolution of any disagreements between management and the auditors regarding financial reporting);

•	Reviewing the independent auditors’ performance, qualifications and independence;

•	Approving all auditing and permitted non-auditing services to be performed by the independent auditors with limited exceptions;

•	Reviewing the Corporation’s financial statements, internal audit function and system of internal controls;

•	Overseeing compliance by the Corporation with legal and regulatory requirements and with the Corporation’s Code of Business Conduct and Ethics; and

•	Producing the report required by federal securities regulations for inclusion in the Corporation’s Proxy Statement.
The Board of Directors has adopted a Charter for the Audit Committee. A copy of this Charter was filed as Appendix A with the 2007 proxy.
The current members of the Audit Committee are Messrs. Paschke (chairman), Bittner and Patterson, all of whom are independent, as independence for audit committee members is defined in Nasdaq’s listing standards. The Board has determined that Mr. Paschke is an “audit committee financial expert” as that term is defined by the Securities and Exchange Commission. The Audit Committee held eight meetings in 2007. Messrs. Bittner, Paschke and Patterson all attended the majority of these meetings.
Nominating Committee
The Nominating Committee is responsible for:
•	Identifying new candidates who are qualified to serve as Directors of the Corporation;

•	Recommending to the Board of Directors the candidates for election to the Board and for appointment to the Board’s Committees; and

•	Considering any nominations for Director submitted by shareholders.
The current members of the Nominating Committee are Messrs. Aspatore (chairman), Garea and Patterson, who were members of this committee for all of 2007. All members are independent under the Nasdaq Stock Market rules defining independence. The Nominating Committee held one meeting in 2007. Messrs. Aspatore, Garea and Patterson were in attendance.
The Board of Directors has adopted a Charter for the Nominating Committee. A copy of this Charter was filed, as Appendix B, with the 2007 proxy. In the past, the committee has identified potential nominees through recommendations made by executive officers and non-management directors and has evaluated them based on their resumes and through references and personal interviews. No shareholder, other than an officer or director, has ever submitted a suggestion for a nominee, but if the committee were to receive such a suggestion, it expects it would evaluate that potential nominee in substantially the same manner.
The Nominating Committee will consider candidates nominated by shareholders in accordance with the procedures set forth in the Corporation’s Bylaws and Articles of Incorporation. Under the Corporation’s Bylaws and Articles of Incorporation, nominations other than those made by the Board of Directors or the Nominating Committee must be made pursuant to timely notice in proper written form to the Secretary of the Corporation. To be timely, a shareholder’s request to nominate a person for election to the Board, together with the written consent of such person to serve as a Director, must be received by the Secretary of the Corporation not less than 60 nor more than 90 days prior to the first anniversary date of the Annual Meeting of Shareholders in the immediately preceding year. To be in proper written form, the notice must contain certain information concerning the nominee and the shareholder submitting the nomination.
With respect to each person proposed to be nominated, the Nominating Committee must be provided with the following information: (i) the name, address (business and residence), date of birth, principal occupation or employment of such person (present and for the past five (5) years); (ii) the number of shares of the Corporation such person beneficially owns (as such term is defined by Section 13(d) of the Securities Exchange Act of 1934, as amended [the “Exchange Act”]); and (iii) any other information relating to such person that would be required to be disclosed in a definitive proxy statement to shareholders prepared in connection with an election of Directors pursuant to Section 14(a) of the Exchange Act. The Nominating Committee may require any proposed nominee to furnish additional information as may be reasonably required to determine the qualifications of such person to serve as a Director of the Corporation. No person is eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in the Bylaws and Articles of Incorporation.
Compensation Committee
The current Compensation Committee of the Board of Directors is comprised of Messrs. Garea (chairman), Aspatore, Bittner, Paschke and Patterson, each of whom is independent under the Nasdaq Stock Market rules defining independence. These members were assigned to this committee in October 2007. Members of the Compensation Committee prior to October were Messrs. Orley (chairman), Aspatore, Bittner, Garea, and Paschke. Two meetings of this Committee were held in 2007 with all current members in attendance. This Committee’s primary functions are to recommend annually to the Board the salary of the Executive Officers, review with management the annual projected salary ranges and recommend those for Board approval, and review the written personnel policy and the employee benefit package annually. The primary responsibilities of the Compensation Committee are to ensure that the compensation available to the Board of Directors and officers of the Corporation:
•	Enables the Corporation to attract and retain high quality leadership;

•	Provides competitive compensation opportunities;

•	Supports the Corporation’s overall business strategy; and

•	Maximizes shareholder value.
The Compensation Committee charter is available on the Corporation’s website at www.bankmbank.com. The Committee reviews management recommendations for contracts and compensation levels of all senior executive officers. The Committee considers these recommendations in reference to relative compensation levels of like-size financial institutions.
Attendance of Directors
The Board of Directors held a total of eight meetings during 2007. No Director attended less than 75% of the aggregate number of meetings of the Board of Directors and the Committees on which he served in 2007. There are no family relationships between or among any of the Directors, nominees, or Executive Officers of the Corporation.
Communication with Directors and Attendance at Annual Meetings
The Corporation’s Board provides a process for shareholders to send communications to the Board or any of the Directors. Shareholders may send written communications to the Board or any one or more of the individual Directors by mail, c/o Corporate Secretary, Mackinac Financial Corporation, 130 South Cedar Street, Manistique, MI 49854. All communications will be compiled by the Corporation’s Corporate Secretary and submitted to the Board or the individual Directors on a regular basis unless such communications are considered, in the reasonable judgment of the Corporate Secretary, to be improper for submission to the intended recipient(s). Examples of shareholder communications that would be considered improper for submission include without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to the Corporation’s business, or communications that relate to improper or irrelevant topics.
It is the Corporation’s policy that all of the Directors and nominees for election as Directors at the Annual Meeting attend the Annual Meeting except in cases of extraordinary circumstances. All of the nominees for election at the 2007 Annual Meeting of Shareholders and all other Directors except Messrs. Aspatore and Orley attended the 2007 Annual Meeting of Shareholders. The Corporation expects all nominees and Directors to attend the 2008 Annual Meeting.

Remuneration of Directors
The table below summarizes the compensation paid by the Corporation to non-employee directors for the fiscal year ended December 31, 2007.
2007 Director Compensation Table

	Fees Earned or
	Paid in Cash	Option Awards	Total
Name	($)	($) (2) (3)	($)
Walter J. Aspatore	21,050	8,996	30,046

Dennis B. Bittner	25,800	8,996	34,796

Joseph D. Garea	21,400	—	21,400

Robert E. Mahaney(1)	—	—	—

Robert H. Orley	21,300	8,996	30,296

Randolph C. Paschke	25,400	8,996	34,396

L. Brooks Patterson	21,600	5,060	26,660

(1)	Appointed as Director in 2008

(2)	The amounts shown in this column constitute options granted under the 2000 Director and Officer Option Plan. The amounts equal the financial statement compensation cost for Stock Awards as reported in our consolidated statement of income for fiscal year 2007 and are valued based on the aggregate grant date fair value of the award determined pursuant to FAS 123R. See Note 17 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2007 for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to FAS 123R.

(3)	The options granted to Directors have a 20% vesting on issuance with the remainder vesting over a two year term conditional upon the market value appreciation of the underlying common stock of the Corporation. Options outstanding at December 31, 2007 totaled 10,000 shares for Messrs. Aspatore, Bittner, Orley, Paschke and Patterson, 50,000 shares in total for all directors
The members of the Board of Directors currently receive remuneration in the form of monthly attendance fees, committee fees and an annual retainer. For 2007, the external, non-employee Directors of the Corporation and the Bank received an annual retainer of $15,000, a fee of $750 for each meeting that was held by the Board of Directors of the Corporation and a $200 per meeting fee for each committee meeting of the Board that they participated in. No option awards were granted in 2007. Attendance is a requirement in order for the Directors to be paid the monthly fee. There is no anticipated change for Director remuneration in 2008.

EXECUTIVE COMPENSATION
2007 Summary Compensation Table
The following table summarizes compensation for the past two fiscal years awarded to, earned by or paid to, our principal executive officer and our two other most highly compensated Executive Officers for 2007.

		Salary	Bonus	Option Awards	All Other	Total
Name and Principal Position	Year	($)	($)	($) (1)	($) (2)	($)
Paul D. Tobias	2007	233,887	20,000	—	43,074	296,961
Chairman and Chief Executive Officer of the Corporation	2006	225,000	15,000	109,204	41,926	391,130
Chairman of the Bank

Kelly W. George	2007	209,000	20,000	21,790	25,072	275,862
President of the Corporation	2006	181,058	15,000	21,790	29,085	246,933
President and Chief Executive Officer of the Bank

Eliot R. Stark	2007	200,000	—	—	47,689	247,689
Vice Chairman of the Corporation	2006	200,000	—	78,003	42,449	320,452

(1)	The amounts shown in this column constitute options granted under the 2000 Directors and Officer Option Plan. The amounts equal the financial statement compensation cost for Stock Awards as reported in our consolidated statement of income for fiscal years 2007 and 2006 and are valued based on the aggregate grant date fair value of the award determined pursuant to FAS 123R. See Note 17 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2007 for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to FAS 123R. For further information on these awards, see the Grants of Plan-Based Awards table beginning on page 8 of this Proxy Statement.

(2)	Amounts in this column include the value of the following perquisites paid to the Executives in 2007 and 2006. Perquisites are valued at actual amounts paid to each provider of such perquisites. Perquisites included in other compensation for 2007 include 401(k) employer match contributions for Mr. Tobias ($6,750), Mr. George ($6,434) and Mr. Stark ($6,000); health and disability insurance premiums for Mr. Tobias ($28,405), Mr. George ($18,218) and Mr. Stark ($25,213); life insurance premiums for Mr. Tobias ($1,806), Mr. George ($420), and Mr. Stark ($1,806); and auto allowance for Mr. Tobias ($6,113) and Mr. Stark ($14,670). Perquisites included in other compensation for 2006 include: 401(k) employer match contributions for Mr. Tobias ($6,600) and Mr. Stark ($6,440); health insurance premiums for Mr. Tobias ($19,136), Mr. George ($13,712) and Mr. Stark ($20,511); life insurance premiums for Mr. Tobias ($1,520), Mr. George ($324) and Mr. Stark ($828); and auto allowance for Mr. Tobias ($14,670), Mr. George ($15,049) and Mr. Stark ($14,670).

2007 Outstanding Equity Awards at Fiscal Year-End Table
The following table sets forth information for each of the Executive Officers named in the Summary Compensation Table with respect to each option to purchase common shares that had not been exercised and remained outstanding at December 31, 2007.

	Option Awards
	Number of Securities	Number of Securities
	Underlying	Underlying
	Unexercised Options	Unexercised Options	Option Exercise	Option	Option
	(#)	(#)	Price	Issue	Expiration
Name	Exercisable	Unexercisable	($)	Date	Date
Paul D. Tobias (1)	70,502	79,503	9.75	12/15/04	12/15/14

Kelly W. George (2)	4,000	16,000	12.00	06/10/05	06/10/15
	3,000	12,000	10.65	12/15/06	12/15/16

Eliot R. Stark (1)	50,359	56,788	9.75	12/15/04	12/15/14

(1)	Options for Mr. Tobias and Mr. Stark vest within two years from the original grant date. The original 47% vested immediately after the market value of the Corporation’s common strock attained a price equal to or greater than 115% of the stock option exercise price. The remaining shares (53%) vest within two years from date of initial grant if the market value of the Corporation’s common stock is equal to or greater than 145% of the stock option exercise price.

(2)	Options for Mr. George vest within four years from the original grant date. The initial 20% vested immediately. The remaining 80% vest over four years, provided that the market value of the common stock attains increased market value during the vesting period from 115% of stock option exercise price in the first year to 145% of stock option exercise price in the fourth year of vesting.
Employment and Consulting Agreements
The Corporation has employment agreements with Executive Officers as described below.
Paul D. Tobias — Mr. Tobias’s agreement, dated May 7, 2007, provides for him to be employed and appointed as our Chairman of the Board and the Chief Executive Officer of the Corporation and the Chairman of the Board of the Bank. He is to receive an initial annual base salary of $240,000, subject to annual increases by the Board. He will be eligible to participate in an incentive plan or plans for annual cash bonuses to be awarded to eligible employees. The agreement had an initial term which expires June 30, 2010.
In addition to the compensation noted above, the agreement provides for health and other benefits to be provided to him at least substantially equivalent to other management employees holding comparable positions.
In addition to other benefits provided under the agreement the Corporation purchased a supplemental disability insurance policy to provide for supplemental payments to those received under the Corporation’s current benefit plan that will bring total payments in the event of disability to not less than 80% of current base salary.
If the agreement is terminated, we are to make termination payments in amounts and in a lump sum or over time depending on the reason the agreement is terminated. The table below summarizes the termination payments under the agreement.

REASON FOR TERMINATION	TERMINATION PAYMENTS
By death, us for cause, or expiration of employment contract term	No termination payments required

By us without cause	In the first 12 months of contract, a payment of 300% plus highest bonus from January 1, 2005 through effective date of termination

In the second 12 months of contract, a payment of 200% plus highest bonus from January 1, 2005 through effective date of termination

In the third 12 months of contract, a payment of 100% plus highest bonus from January 1, 2005 through effective date of termination

Disability	Benefits related to supplemental disability plan which would amount to not less than 80% of annual salary and benefits.

Following a Change in Control	Lump sum; 299% of aggregate of base salary and benefits for one year following change of control.

By mutual agreement	Per the mutual agreement
The agreement provides for a specified adjustment to the termination payments should they be determined to constitute a parachute payment under Section 280G of the Internal Revenue Code.
The agreement includes confidentiality obligations of Mr. Tobias and provides that he will not engage in competitive activities while employed by us. If his employment is terminated, the restriction on his competitive activities will continue after termination in certain instances for a period of 1 to 3 years, depending on the reason for the termination.
Kelly W. George — Mr. George’s agreement, dated December 21, 2006, provides for him to be employed as our President and Chief Executive Officer of the Bank and President of the Corporation. He is to receive an initial annual base salary of $209,000, subject to annual increases by the Board. He will be eligible participate in an incentive plan or plans for annual cash bonuses to be awarded to eligible employees. The agreement expires January 31, 2010.
In addition to the compensation noted above, the agreement provides for health and other benefits to be provided to him at least substantially equivalent to other management employees holding comparable positions.
In addition to other benefits provided under the agreement the Corporation purchased a supplemental disability insurance policy to provide for supplemental payments to those received under the Corporation’s current benefit plan that will bring total payments in the event of disability to not less than 80% of current base salary.
If the agreement is terminated, we are to make termination payments in amounts and in a lump sum or over time depending on the reason the agreement is terminated. The table below summarizes the termination payments under the agreement.

REASON FOR TERMINATION	TERMINATION PAYMENTS
By death, us for cause, or expiration of employment contract term	No termination payments required

By us without cause	One year base salary plus highest bonus from January 1, 2005 through the effective date of termination.

Disability	Benefits related to supplemental disability plan which would amount to not less than 80% of annual salary and benefits.

Following a Change in Control	Lump sum; 299% of aggregate of base salary and benefits for one year following change of control.

By mutual agreement	Per the mutual agreement
The agreement provides for a specified adjustment to the termination payments should they be determined to constitute a parachute payment under Section 280G of the Internal Revenue Code.
The agreement includes confidentiality obligations of Mr. George and provides that he will not engage in competitive activities while employed by us. If his employment is terminated, the restriction on his competitive activities will continue after termination in certain instances for a period of 1 to 3 years, depending on the reason for the termination.
Eliot R. Stark — Mr. Stark’s agreement, dated August 10, 2004 and effective December 15, 2004, provides for him to be employed and appointed as our Executive Vice President and Chief Financial Officer of the Corporation and the Bank. Mr. Stark was promoted to Vice Chairman of the Corporation and the Bank in November 2006. He is to receive an initial annual base salary of $200,000, subject to annual increases by the Board. He will be eligible to participate in an incentive plan or plans for annual cash bonuses to be awarded to eligible employees.
The agreement had an initial three-year term which renewed for an additional year on each anniversary date of the agreement unless we or Mr. Stark elected to not renew at least sixty (60) days prior to the renewal date. The agreement was not renewed by the Corporation by written notice on May 1, 2007, and will terminate on December 31, 2009.
In addition to the compensation noted above, the agreement provides for health and other benefits to be provided to Mr. Stark at least substantially equivalent to other management employees holding comparable positions. The agreement also requires us to reimburse him for all reasonable out-of-pocket expenses in connection with his employment, including a car allowance of $750 per month and a per diem allowance for living expenses while in Manistique, Michigan, of at least $100 per day, not to exceed $1,000 in any calendar month, but subject to upward adjustment upon demonstration that the reasonable ordinary living expenses exceed the per diem amount. We have also agreed in the employment agreement to pay the reasonable costs of an office in Oakland County and a personal secretary and other assistance unless we otherwise provide him with an office and support staff in that county.
Under the agreement, Mr. Stark was awarded options under the Corporation’s 2000 Stock Incentive Plan to purchase 107,147 shares of common stock at an exercise price of $9.75 per share. These options were awarded in December 2004.
If the agreement is terminated, we are to make termination payments in amounts and in a lump sum or over time depending on the reason the agreement is terminated. The table below summarizes the termination payments under the agreement.

REASON FOR TERMINATION	TERMINATION PAYMENTS
By us for cause	No termination payments required

By us without cause and not due to disability, or by the Executive for Good Reason	Three years; base salary, highest bonus and benefits

Death	One year; base salary and benefits

Disability	Two years; base salary and benefits, subject to reduction for long term disability benefits received by the Executive

Following a Change in Control, either by Executive Good Reason or by us other than for cause or disability	Lump sum; 300% of aggregate of base salary and highest bonus. Three years for benefits.

By Executive without Good Reason following a Change in Control	Lump sum; 100% of base salary and highest bonus

By mutual agreement	Per the mutual agreement
The agreement provides for a specified adjustment to the termination payments should they be determined to constitute a parachute payment under Section 280G of the Internal Revenue Code. The agreement also provides for us to pay interest at an annual rate equal to 120% of the applicable federal rate and to indemnify Mr. Stark for expenses, including reasonable attorneys’ and consultants’ fees, incurred to collect any unpaid amounts. We are also required to indemnify him for costs and expenses, on an as incurred basis, as a result of any dispute or controversy, regardless of the outcome of the dispute or controversy.
The agreement includes confidentiality obligations of Mr. Stark and provides that he will not engage in competitive activities while employed by us. If his employment is terminated, the restriction on his competitive activities will continue after termination in certain instances for a period of 1 to 3 years, depending on the reason for the termination.
AUDIT COMMITTEE REPORT
The Audit Committee has reviewed and discussed the Corporation’s audited financial statements with management.
The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has considered the compatibility of the provision of non-audit services with maintaining the auditors’ independence.
The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board No. 1, (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the independent accountant the independent accountant’s independence.
Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for 2007 for filing with the Securities and Exchange Commission.
Audit Committee
Randolph C. Paschke          Dennis B. Bittner          L. Brooks Patterson

Principal Accountant Fees and Services
The following table summarizes fees for professional services rendered by Plante & Moran, PLLC, the principal accountant for the years ended December 31, 2007 and 2006:

	2007	2006
Audit fees (1)	$90,500	$106,000
Audit-related fees (2)	10,500	8,000
Tax fees (3)	21,000	17,140
All other fees (4)	118,710	41,659

Total fees	$240,710	$172,799

(1)	Audit fees consist of fees billed for professional services performed by Plante & Moran for the audit of the Company’s annual financial statements and internal control over financial reporting included in Form 10-K, the review of financial statements included in the Company’s 10-Q filings and services that are normally provided in connection with regulatory filings or engagements.

(2)	Represents fees for review and audit of employee 401(k) employee benefit plan.

(3)	Represents fees billed for tax services, including tax reviews and planning. For 2007, a majority of the fees in this category represent preparation of 2007 consolidated tax returns.

(4)	The majority of all other fees, $93,190, represent fees paid for website development.
The Audit Committee is required to review and pre-approve both audit and non-audit services to be provided by the independent auditor (other than with respect to de minimis exceptions permit by the Sarbanes-Oxley Act of 2002). During 2007, all services provided by Plante Moran, PLLC were pre-approved by the Audit Committee. To the extent required by the rules of the Nasdaq Stock Market or any other applicable legal or regulatory requirements, approval of non-audit services must be disclosed to investors in periodic reports required by Section 13(a) of the Securities Exchange Act of 1934.
INDEBTEDNESS OF AND TRANSACTIONS WITH MANAGEMENT
Certain of the Directors and officers of the Corporation have had and are expected to have in the future, transactions with the Bank, or have been Directors or officers of corporations, or members of partnerships or limited liability companies, which have had and are expected to have in the future, transactions with the Bank. In the opinion of management, all such transactions (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and (iii) did not involve more than normal risk of collectibility or present other unfavorable features. The Corporation’s Board of Directors has responsibility for reviewing and approving transactions with related persons. The Corporation, as a general policy, approves transactions to related parties at essentially the same terms and conditions that apply to similar transactions it engages in or approves with non-related parties.

BENEFICIAL OWNERSHIP OF COMMON STOCK
As of April 22, 2008, no person was known by management to be the beneficial owner of more than 5% of the outstanding common stock of the Corporation, except as follows:

Name and Address of	Amount and Nature of	Percent of
Beneficial Owner	Beneficial Ownership	Class
Financial Stocks Capital	340,000 Common Shares	9.92%
Partners III LP 441 Vine Street, Suite 507 Cincinnati, OH 45202

Gerlach & Co.	300,000 Common Shares	8.75%
FBO Banc Fund V LP 208 LaSalle Street, Suite 1680 Chicago, IL 60604

Hot Creek Ventures 2, LP	300,000 Common Shares	8.75%
6900 South McCarran Blvd., Suite 3040 Reno, NV 89509

Raymond Garea	231,157 Common Shares	6.74%
31 Claremont Avenue Maplewood, NJ 07040

PRB Advisors, LLC	221,172 Common Shares	6.45%
New York, New York

Wellington Management Company LLP	212,380 Common Shares	6.20%
75 State Street Boston, MA 02109
The information in the following table sets forth the beneficial ownership of the Corporation’s common stock by each of the Corporation’s Directors, each of the Executive Officers listed in the Summary Compensation Table and by all current Directors and Executive Officers of the Corporation as a group, as of April 22, 2008. Except as noted, beneficial ownership is direct and the person indicated has sole voting and investment power.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class
Walter J. Aspatore	4,822		*
Dennis B. Bittner	3,187		*
Joseph D. Garea	44,008		1.22%
Kelly W. George	7,750		*
Robert E. Mahaney	400		*
Robert H. Orley	27,641		*
Randolph C. Paschke	8,257		*
L. Brooks Patterson	2,000		*
Eliot R. Stark	76,000	(2)	2.12%
Paul D. Tobias	124,784	(3)	3.39%

All current Directors and Executive Officers as a group (11 persons)	301,849		8.45%

*	Less than 1.0%

(1)	Includes options for Mr. Aspatore (2,000), Mr. Bittner (2,325), Mr. George (7,000), Mr. Orley (2,000), Mr. Paschke (2,000), Mr. Patterson (2,000), Mr. Stark (50,359), Mr. Tobias (70,502), and for all current Directors and Executive Officers as a group (142,186).

(2)	Includes 25,641 shares owned by Mr. Stark in his IRA account.

(3)	Includes 10,256 shares owned by Tobias Capital LLC, which is 35% owned by Mr. Tobias and his wife.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation’s officers and Directors, and persons who own more than 10% of the Corporation’s common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on a review of filings furnished to and written representation regarding Form 5 filing obligations, the Corporation is not aware of any failure by any such person to file required reports on a timely basis.
SHAREHOLDER RETURN PERFORMANCE GRAPH
Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Corporation’s common stock with that of the cumulative total return on the NASDAQ Bank Stocks Index and the NASDAQ Market Index for the five-year period ended December 31, 2007. The following information is based on an investment of $100, on December 31, 2002 in the Corporation’s common stock, the NASDAQ Bank Stocks Index, and the NASDAQ Market Index, with dividends reinvested. From August 31, 2001 to December 15, 2004, the Corporation’s common stock traded on the NASDAQ SmallCap Market under the symbol “NCFC.” Effective with the recapitalization and the 20:1 reverse stock split on December 16, 2004, the Corporation’s stock began trading on the NASDAQ Small Cap Market under the symbol “MFNC”.
COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
AMONG MACKINAC FINANCIAL CORP.,
NASDAQ MARKET INDEX AND PEER GROUP INDEX
ASSUMES $100 INVESTED ON DEC. 31, 2002
ASSUMES DIVIDEND PAYMENTS REINVESTED
FISCAL YEARS ENDING DEC. 31, 2007
ASSUMES $100 INVESTED ON DECEMBER 31, 2001
ASSUMES DIVIDEND PAYMENTS REINVESTED
FISCAL YEARS ENDING DECEMBER 31

	2002	2003	2004	2005	2006	2007
Mackinac Financial Corporation	100.00	72.31	37.13	18.80	23.76	18.55
NASDAQ Bank Stocks Index	100.00	128.13	141.95	139.95	155.89	120.61
NASDAQ Market Index	100.00	150.36	163.00	166.58	183.68	201.91

Source: Morningstar, Inc., Chicago, Illinois.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
Independent Auditors
The financial statements of the Corporation for the year ended December 31, 2007 have been examined by Plante & Moran, PLLC, an independent registered public accounting firm. A representative of Plante & Moran, PLLC is expected to be at the meeting and will have an opportunity to make a statement and will be available to answer appropriate questions. Plante & Moran, PLLC has been appointed by the Audit Committee of the Board of Directors as the independent public accountants of the Corporation and its subsidiaries for the year ending December 31, 2008.
Changes of Accountants
There was no change of the Corporation’s independent public accountants during 2006 and 2007.
SHAREHOLDER PROPOSALS
A proposal submitted by a shareholder for the 2009 Annual Meeting of Shareholders must be sent to the Secretary of the Corporation, 130 South Cedar Street, Manistique, Michigan 49854 and must be received by the Corporation no later than January 2, 2009 to be eligible for inclusion in the Corporation’s proxy materials for the 2009 Annual Meeting of Shareholders under SEC Rule 14a-8. In order to be considered at the meeting, a shareholder proposal submitted outside of Rule 14a-8 under the Securities Exchange Act of 1934, other than a nomination of directors, must (i) comply with the requirements in the Corporation’s Bylaws and Articles of Incorporation as to form and content, and (ii) be received by the Corporation (a) at least 30 days prior to the originally scheduled date of the meeting, or (b) not later than the close of business on the tenth day following the date on which notice of the scheduled meeting was first mailed to the shareholders, if less than 40 days notice of the meeting is given by the Corporation. Shareholder nominations of directors must comply with the requirements of the Articles of Incorporation and Bylaws summarized above under “Board of Directors Meetings and Committees—Nominating Committee.”
OTHER MATTERS
A shareholder who intends to present a proposal to the 2009 Annual Meeting of Shareholders, other than a nomination of directors and other than pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, must provide the Corporation with notice of such intention by at least March 18, 2009, or the persons named in the proxy to vote the proxies will have discretionary voting authority at the 2009 Annual Meeting with respect to any such proposal without discussion of the matter in the Corporation’s proxy statement.
The Board of Directors is not aware of any matter to be presented for action at the meeting, other than the matters set forth herein. If any other business should properly come before the meeting, the proxy will be voted regarding the matter in accordance with the best judgment of the persons authorized in the proxy, and discretionary authority to do so is included in the proxy.
The cost of soliciting proxies will be borne by the Corporation. If requested, the Corporation will reimburse banks, brokerage houses and other custodians, nominees and certain fiduciaries for their reasonable expenses incurred in mailing proxy materials to their principals. In addition to solicitation by mail, officers and other employees of the Corporation and its subsidiaries may solicit proxies by telephone, facsimile or in person, without compensation other than their regular compensation.
The Annual Report of the Corporation for 2007 is included with this proxy statement. Copies of the report will also be available for all shareholders attending the annual meeting.
THE ANNUAL REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION WILL BE PROVIDED FREE TO SHAREHOLDERS UPON WRITTEN REQUEST. WRITE SHAREHOLDER RELATIONS DEPARTMENT, MACKINAC FINANCIAL CORPORATION, 130 SOUTH CEDAR STREET, MANISTIQUE, MICHIGAN 49854.
Shareholders are urged to sign and return the enclosed proxy in the enclosed envelope. A prompt response will be helpful and appreciated.

PLEASE MARK VOTES REVOCABLE PROXY X With- For All AS IN THIS EXAMPLE MACKINAC FINANCIAL CORPORATION For All hold All Except THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. 1. Election of Directors (except as marked to the contrary below): The undersigned hereby appoints Paul D. Tobias and Kelly W. George, or either of Dennis B. Bittner them, with power of substitution in each, proxies to vote, as designated hereon, all of the Joseph D. Garea undersigned’s shares of Common Stock of MACKINAC FINANCIAL CORPORATION, at the Kelly W. George Annual Meeting of Shareholders to be held at The Community House, 380 S. Bates Street, Birmingham, MI 48009, on May 28, 2008, at 11:00 a.m., EDT and any and all L. Brooks Patterson adjournments thereof: INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below. 2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF. The Board of Directors recommends a vote “FOR” the nominees listed above. Properly executed proxies will be voted as marked and, if not marked, will be voted “FOR” all of the nominees. YOUR VOTE IS IMPORTANT. Whether or not you plan to attend, you can be sure your shares are represented at the meeting by promptly returning your completed proxy in the enclosed postage-paid envelope which is addressed to our tabulation service at: Registrar and Transfer Company Please be sure to sign and date Date 10 Commerce Drive this Proxy in the box below. Cranford, New Jersey 07016-3572 Stockholder sign above Co-holder (if any) sign above ç Detach above card, sign, date and mail in postage paid envelope provided. ç MACKINAC FINANCIAL CORPORATION 130 SOUTH CEDAR STREET MANISTIQUE, MICHIGAN 49854 Please date, sign exactly as your name appears hereon, and mail promptly in the enclosed envelope which requires no postage if mailed in the United States. When signing as attorney, executor, administrator, trustee, guardian, etc., give full title as such. If shares are held jointly both owners must sign. PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD TODAY IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED. ___